UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts                                                                                                                                           01201
(Address of Principal Executive Offices)                                                                                                                                          (Zip Code)

Registrant’s telephone number, including area code:   (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 18, 2013, David E. Phelps informed the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”) that he has decided for personal reasons to decline to stand for re-election to the Boards of Directors of the Company and Berkshire Bank (the “Bank”), effective as of the date of the Company’s upcoming 2013 Annual Meeting of Stockholders. Mr. Phelps’s decision was not the result of any disagreements between Mr. Phelps and the Company.

The Board of Directors of the Company has selected Laurie Norton Moffatt as a director nominee to stand for election at the 2013 Annual Meeting of Stockholders, for a term of three years to the Company’s Board of Directors and for a term of one year to the Bank’s Board of Directors, filling the vacancy created by Mr. Phelps’s decision to decline to stand for re-election. Ms. Moffatt currently serves as the Director and Chief Executive Officer of the Norman Rockwell Museum in Stockbridge, Massachusetts. Further information regarding Ms. Moffatt’s experience and expertise will be available through the Company’s proxy statement to be released to stockholders shortly.

(d)
On March 18, 2013, John W. Altmeyer was appointed to the Boards of Directors of the Company and the Bank. Mr. Altmeyer is a former member of Beacon Federal Bancorp, Inc.'s Board of Directors. He is also President and Chief Executive Officer of Carlisle Syntec, Inc., located in Carlisle, Pennsylvania. Mr. Altmeyer to date has not been appointed to any committees of the Boards of the Company or the Bank. Mr. Altmeyer fills the vacancy created by the retirement from the Board of Directors of Catherine B. Miller. Mr. Altmeyer’s term of office will expire at the 2014 Annual Meeting of Stockholders.

On March 22, 2013, the Company issued a news release discussing the changes to its Board of Directors. The full text of the news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

	Exhibit No.	Description

	99.1	News release dated March 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: March 22, 2013	By:	/s/ Michael P. Daly
Michael P. Daly
Chairman of the Board of Directors, President and Chief Executive Officer